UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2012

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11500 S. Eastern Ave., Ste. 240

Henderson, NV 89052

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (702) 835-6300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Appointment of New Directors

On March 27, 2012, at a meeting of the Board of Directors (the “Board”) of Spectrum Pharmaceuticals, Inc. (the “Company”), the Board approved a resolution to increase the number of directors constituting the Board from seven members to eight members in accordance with the terms of Section 2 of Article III of the Bylaws of the Company.

Promptly following the approval, the Board appointed each of Anton Gueth and Gilles Gagnon to serve on the Board until the Company’s next annual meeting of stockholders or until his respective successor is elected and qualified.

We anticipate that Mr. Gueth will be appointed to serve on the Audit Committee of the Board. We do not presently anticipate that Mr. Gagnon will be appointed to serve on any standing committee of the Board.

Mr. Gagnon is the President of our Canadian affiliate, Spectrum Pharma Canada Inc. (“Spectrum Canada”), which was incorporated in Quebec, Canada pursuant to the Canada Business Corporations Act. Spectrum Canada is owned 50% by the Company and 50% by Prodev Pharma Inc. (“Prodev Pharma”), which was incorporated on January 25, 2008 pursuant to the Canada Business Corporations Act. The Company is the primary beneficiary of Spectrum Canada and funds 100% of its expenditures and, as a result of this characterization, Spectrum Canada is consolidated in the Company’s financial statements as though it is a wholly-owned subsidiary. Prodev Pharma is owned 100% by Mr. Gagnon. The Company paid consulting fees to Prodev Pharma in the amount of $176,289 during fiscal year 2011 and $37,500 during fiscal year 2012.

There are no arrangements or understandings between Messrs. Gueth and Gagnon and any other persons pursuant to which they were elected to serve on the Board.

In connection with the appointment of Messrs. Gueth and Gagnon to the Board, each such director and the Company also entered into the Company’s standard form of indemnification agreement providing for indemnification and advancement of expenses to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Messrs. Gueth and Gagnon shall receive compensation in accordance with the terms of the Company’s compensation policy for directors, which was disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on May 3, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2012

SPECTRUM PHARMACEUTICALS, INC.

By:	/s/ Brett L. Scott
Brett L. Scott
Senior Vice President and Acting
Chief Financial Officer